                               STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT ("Agreement"), dated March 3, 1998, by and between Sara Lee Corporation, a Maryland corporation ("Sara Lee"), and the other parties signatory hereto (each a "Stockholder").

                                       RECITALS

     Sara Lee, The Aristotle Corporation, a Delaware corporation (the "Company"), and Strouse, Adler Company, a Delaware corporation (the "Strouse Adler") (Strouse Adler and Company are sometimes individually and collectively called "Sellers"), are entering into an Asset Purchase Agreement of even date herewith (as such agreement may be amended from time to time, the "Purchase Agreement") pursuant to which (and subject to the terms and conditions specified therein) Sara Lee or its designee ("Purchaser") will acquire substantially all of the assets of Strouse Adler and assume certain specified liabilities (the "Acquisition"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     In consideration of and as a condition to Sara Lee's entering into the Purchase Agreement, Sara Lee requires that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement with Purchaser.

                                      AGREEMENT

     To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder hereby severally and not jointly represents and warrants to Purchaser as follows:

          1.1 OWNERSHIP OF SHARES. (a) Such Stockholder is the record holder and beneficial owner of the number of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), and the number of shares of capital stock (other than Common Stock) of the Company as is set forth opposite such Stockholder's name on Schedule I hereto (all such shares shall constitute the "Existing Shares", and together with any and all shares of capital stock of the Company acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, shall constitute the "Shares").

               (b) On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company capital stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any shares of capital stock or rights to acquire shares of capital stock, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise not set forth on
Schedule I hereto.

               (c) Such Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I and sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights.

               (d) Such Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          1.2 POWER; BINDING AGREEMENT. Each such Stockholder which is an entity has the power and authority to enter into and perform all of such Stockholder's obligations under this Agreement; the execution, delivery and performance of this Agreement by such Stockholder has been duly authorized by its governing body; and no other proceedings on the part of such Stockholder are necessary to authorize such execution, delivery and performance. Each such Stockholder which is an individual has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders' agreement, voting trust, purchase agreement, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary of or holder of interest in any trust of which a Stockholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

          1.3 CONSENT AND APPROVALS; NO CONFLICTS. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the performance by such Stockholder of the obligations of such Stockholder hereunder. Neither the execution and delivery of this Agreement by such Stockholder nor the performance by such Stockholder of the obligations of such Stockholder hereunder nor compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable trust, partnership agreement or other agreement or organizational document applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          1.4 NO LIENS. Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising under this Agreement.

          1.5 RELIANCE BY PURCHASER. Such Stockholder understands and acknowledges that (i) Purchaser is entering into the Purchase Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement, and (ii) the irrevocable proxy is granted in Section 2.2 in consideration of the execution and delivery of the Purchase Agreement, and in recognition of Sara Lee's potential role in attracting the interest of other persons or entities in the acquisition of Strouse Adler.

          1.6 REVIEW OF PURCHASE AGREEMENT. Such Stockholder has reviewed, in consultation with counsel, and understands the terms of this Agreement and the Purchase Agreement.

          1.7 BROKERS. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled to any brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated by this Agreement or the Purchase Agreement based upon such arrangements made by or on behalf of such Stockholder.

     2.   AGREEMENT TO VOTE; PROXY.

          2.1  VOTING.   Each Stockholder hereby agrees that, until the
Termination Date (as defined in Section 6), at any meeting of the stockholders of the Company and at any adjournment thereof, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Acquisition, the execution and delivery by the Company of the Purchase Agreement and the approval of the terms thereof and each of the other actions contemplated by the Purchase Agreement and this Agreement and any actions required in furtherance hereof and thereof; and (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or of such Stockholder under this Agreement; and (iii) against the following actions (other than the Acquisition and the transactions with Purchaser contemplated by the Purchase Agreement): (a) any Acquisition Proposal or any other extraordinary corporate transaction, such as an acquisition, consolidation or other business combination involving the Company or Strouse Adler; (b) a sale, lease, exchange, transfer or other disposition, directly or indirectly, of all or a substantial portion of the consolidated assets of Strouse Adler and the Company, a sale of capital stock of the Company or Strouse Adler or a reorganization, recapitalization, dissolution or liquidation of the Company or Strouse Adler; (c) any change in the board of directors of the Company;
(d) any change in the present capitalization of the Company or any other matter which could in any way dilute, reduce or adversely affect the aggregate voting power or rights, on a Fully-Diluted Basis of the Shares; or
(e) any other action, including, without limitation, any amendment of the charter or by-laws of the Company which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition or the transactions contemplated by the Purchase Agreement or this Agreement or the consummation or contemplated economic benefits of any of the foregoing; provided, however, that notwithstanding the terms of subclause (iii) of this Section 2.1, the Company shall be permitted to engage in any Permitted Company Transaction. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of this Section
2.1 or the provisions of the preceding sentence. It is expressly understood and agreed by each of the Stockholders that this Agreement is intended to, and does hereby, create and constitute a voting agreement within the meaning of Section 218(c) of the DGCL, and not a voting trust agreement under Section 218(a) thereof.

          2.2 PROXY. EACH STOCKHOLDER HEREBY CONSTITUTES AND APPOINTS DAVID SCHREIBMAN, R. HENRY KLEEMAN OR ANY OTHER EMPLOYEE OF SARA LEE DESIGNATED BY EITHER OF THEM TO ACT FOR SUCH STOCKHOLDER AS HIS, HER OR ITS PROXY, WITH FULL POWER OF SUBSTITUTION IN EACH, TO REPRESENT SUCH STOCKHOLDER FOR PURPOSES OF VOTING THE SHARES AS EXPRESSLY PROVIDED IN SECTION 2.1. EACH STOCKHOLDER AGREES THAT THIS PROXY SHALL CONSTITUTE A DULY-EXECUTED AND DELIVERED PROXY PURSUANT TO SECTION 212 OF DGCL, THAT THE PROXY SHALL BE IRREVOCABLE, GIVEN THAT IT IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. EACH STOCKHOLDER HEREBY REVOKES, EFFECTIVE UPON THE EXECUTION AND DELIVERY HEREOF, ALL OTHER PROXIES THAT SUCH STOCKHOLDER MAY HAVE HERETOFORE APPOINTED OR GRANTED, AND NO SUBSEQUENT PROXY SHALL BE GIVEN OR WRITTEN CONSENT EXECUTED (OR IF GIVEN OR

EXECUTED, SHALL NOT BE EFFECTIVE) BY SUCH STOCKHOLDER WITH RESPECT THERETO FROM THE DATE HEREOF UNTIL THE TERMINATION DATE.

     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 212(e) OF THE DGCL.

     3. CERTAIN COVENANTS OF STOCKHOLDERS. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

          3.1 NO SOLICITATION. No Stockholder shall (or shall permit any of its Affiliates or Representatives to), directly or indirectly, encourage, solicit or initiate inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any person or entity (other than Sara Lee and its Affiliates and their respective directors, officers, employees, representatives and agents) concerning any Acquisition Proposal. Each Stockholder will immediately notify Sara Lee of the terms of any proposal, discussion, negotiation or inquiry (and will disclose to Sara Lee any written materials received by such Stockholder in connection with such proposal, discussion, negotiation, or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction and will keep Sara Lee apprised of the status of any such proposals, discussions, negotiations or inquiries.

          3.2 RESTRICTION ON TRANSFER, PROXIES AND NONINTERFERENCE. Prior to the Termination Date, no Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement in a writing executed by Sara Lee;
(ii) except as contemplated by this Agreement, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein to be untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

          3.3  RESTRICTIVE COVENANTS.

          (a) Each Stockholder recognizes that Purchaser's business interests require the fullest practical protection and confidential treatment of all information not generally known within the relevant trade group or by the public, including all documents, writings, memoranda, business plans, illustrations, designs, plans, processes, programs, inventions, computer software, reports, sources of supply, customer lists, supplier lists, trade secrets, and all other valuable or unique information and techniques acquired, developed or used by Strouse Adler relating to its businesses, operations, employees and customers (hereinafter collectively termed "Protected Information"). Each Stockholder expressly acknowledges and agrees that Protected Information constitutes trade secrets, confidential and proprietary business information of Purchaser. Protected Information shall not include information which is or becomes part of the public domain through no breach of this Agreement by either Seller. Each Stockholder acknowledges that Protected Information is essential to the success of business, and it is the policy of Purchaser to maintain as secret and confidential Protected Information, which gives Purchaser a competitive advantage over those who do not know the Protected Information and is expressly and implicitly protected by Purchaser from unauthorized disclosure. Accordingly, each Stockholder agrees to hold such Protected Information in a fiduciary capacity, to keep secret and to treat confidentially and not to, and not to permit any other person or entity to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other person or entity nor use in any manner for either Seller's or any other person's or entity's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information in competition with Purchaser or a Related Affiliate except to the extent that disclosure is required by law. This obligation of non-disclosure of information shall continue to exist for so long as such information remains Protected Information.

          (b) If, at the time of enforcement of this Section 3.3, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

     4. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

     5. STOP TRANSFER. Each Stockholder agrees with, and covenants to, Purchaser that such Stockholder shall not transfer, and shall not request that the Company register the transfer (book-entry or otherwise) of, any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

     6. TERMINATION. The obligations of the Stockholders under Section 2.2 shall terminate concurrently with termination of the Purchase Agreement in accordance with Section 12.1 thereof and the obligations of the Stockholders under Sections 2.1, 3.1, 3.2 and 5 shall terminate upon the first to occur of
(i) September 15, 1998, and (ii) the Closing. The "Termination Date" for purposes of this Agreement with respect to the termination of the Stockholders' obligations pursuant to any Section hereof shall mean the date on which the Stockholders' obligations under such Section terminate pursuant to the foregoing. The obligations of the Stockholders under Section 3.3 shall terminate in the event that the Purchase Agreement is terminated in accordance with Section 12.1 thereof. Except as set forth in this Section 6, all other agreements and obligations of the parties hereto shall survive the Closing and/or the Termination Date, as applicable.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT; ASSIGNMENT. (a) This Agreement, together with the Schedules attached hereto and the definitions in the Purchase Agreement, represent the entire agreement and understanding of the parties hereto with reference to the transactions contemplated herein and therein, and no representations, warranties or covenants have been made in connection with this Agreement other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement and all prior drafts thereof, all of which are merged into this Agreement.

          (b) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, representatives and assigns, as the case may be; provided, however, that no party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser shall have the unrestricted right to assign this Agreement and all or any part of its rights hereunder to any Affiliate of Purchaser, but in such event Purchaser shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights (including, without limitation, rights as a third party beneficiary) or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          7.2 AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, and consents may be provided, only by a written instrument signed by Purchaser and Stockholders or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. Notwithstanding the foregoing,
Schedule I may be supplemented by Purchaser by adding the name and other relevant information concerning any stockholder of the Company who is or agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

          7.3 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or facsimile or similar writing), shall be given to such party at its address or facsimile number set forth below or at such other addresses as shall be furnished by any party by like notice to the others. Except as otherwise expressly provided herein, each such notice, request or other communication shall be effective upon the earlier of (i) actual receipt, and (ii) receipt of confirmation of delivery, in each case at the address specified in this Section. Any notice, request or communication delivered by telecopier, facsimile or similar means shall be confirmed by hard copy delivered as soon as practicable.

                    (a) if to Purchaser, to:

                    Sara Lee Corporation
                    Three First National Plaza
                    Chicago, Illinois 60622
                    Attention:  Janet Langford Kelly
                    Senior Vice President, Secretary
                    and General Counsel
                    Fax No. 312-419-3187

                    (b)  if to any Stockholder, to:

                    The Aristotle Corporation
                    c/o Mintz Levin Cohn Ferris Glovsky and Popeo PC One Financial Center
                    Boston, Massachusetts  02111
                    Attention:  Stanford N. Goldman, Jr.
                    Fax No. 617-542-2241

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

          7.4 GOVERNING LAW; CONSENT TO JURISDICTION; VENUE. This Agreement shall be governed by, and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Delaware; provided, however, that any interpretation or application of Section 3.3(d) shall be governed by the Illinois Trade Secret Act. As a further inducement to Purchaser to enter into this Agreement and the Additional Documents, and in consideration thereof, Stockholders covenant and agree (i) that any state or federal court within New Castle County, Delaware shall have exclusive jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and the Additional Documents and the Stockholders consent to personal jurisdiction of such courts and waive any objection to such courts' jurisdiction, (ii) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to each Stockholder, as the case may be, at their respective addresses set forth in Section 6.3 above, and service so made shall be deemed to be completed upon the earlier of actual receipt or three days after the same shall have been posted as aforesaid, the Stockholders hereby waiving personal service thereof. The parties hereto agree that any claim or suit between or among any of the parties hereto relating to or arising under or in connection with this Agreement or any of the Additional Documents may only be brought in and decided by the state or federal courts located in the County of New Castle, State of Delaware, such courts being a proper forum in which to adjudicate such claim or suit, and each party hereby waives any objection to each such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.

          7.5 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that in addition to any other remedy at law or in equity, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

          7.6 COUNTERPARTS; TERMS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. All references to singular or plural or masculine or feminine shall include the other as the context may require.

          7.7 DESCRIPTIVE HEADINGS. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          7.8 SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

          7.9  DEFINITIONS; CONSTRUCTION.  For purposes of this Agreement:

               (a) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person shall include securities beneficially owned by all other persons with whom such person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

               (b) "Permitted Transferees" means, with respect to a Stockholder, any of the following persons: (i) the spouse of such Stockholder, provided that at all relevant times of determination such Stockholder is not separated or divorced from, or is not involved in separation or divorce proceedings with, such spouse; (ii) the issue of such Stockholder; (iii) any charitable foundation or similar organization founded by such Stockholder; (iv) a trust of which there are no principal beneficiaries other than (A) such Stockholder, (B) such Stockholder's spouse (provided that at all relevant times of determination such Stockholder is not separated or divorced from, or is not involved in separation or divorce proceedings with, such spouse), (C) the issue of such Stockholder, or (D) any charitable foundation or similar organization founded by such Stockholder;
(v) the legal representative of such Stockholder in the event such Stockholder becomes mentally incompetent; and (vi) the beneficiaries under
(A) the will of such Stockholder or the will of such Stockholder's spouse, or
(B) a trust described in clause (iv) above.

               (c) "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

               (d) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          7.10 STOCKHOLDER CAPACITY. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares.

          7.11 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          7.12 FURTHER ASSURANCES. Each Stockholder and Purchaser shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          7.13 DOCUMENTATION. This Agreement was initially prepared by Purchaser's legal counsel as a matter of convenience only, and such documents have been thoroughly reviewed by Stockholders and their respective legal counsel and the input of

Stockholders and their legal counsel was properly considered, and, therefore, no interpretation will be made in favor of any of the parties or signatories or any of their Affiliates with respect to this Agreement for the reason that such documents were prepared by Purchaser's legal counsel.

          7.14 WAIVERS OF TRIAL BY JURY. STOCKHOLDERS AND PURCHASER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ADDITIONAL DOCUMENTS, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     IN WITNESS WHEREOF, Purchaser and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                              SARA LEE CORPORATION, a Maryland corporation


                              By: /s/ Mark McCarville
                                 -------------------------------------
                              Name: Mark McCarville
                              Title: Senior Vice President

                              STOCKHOLDERS:

                              CHAPARRAL INTERNATIONAL Re, a Turks
                              and Caicos Islands Co.


                              By: /s/ Steven B. Lapin
                                 -------------------------------------
                              Name: Steven B. Lapin
                              Title: Chairman


                              /s/ John Crawford
                              ----------------------------------------
                              John Crawford

                              /s/ Betsy Henley-Cohn
                              ----------------------------------------
                              Betsy Henley-Cohn

                              /s/ Sharon Oster
                              ----------------------------------------
                              Sharon Oster

                              /s/ Raymond Fair
                              ----------------------------------------
                              Raymond Fair

                              GENEVE CORPORATION, as parent of Chaparral
                              International Re,

                              By:  /s/ Steven B. Lapin
                                 -------------------------------------
                              Name:  Steven B. Lapin
                              Title: President


     The undersigned hereby acknowledges the terms of this Agreement and covenants not to permit the registration of any transfer in violation of
Section 5 hereof.

                              THE ARISTOTLE CORPORATION


                              By: /s/ John Crawford
                                 -------------------------------------
                              Name:  John Crawford
                              Title: Chairman

                                     SCHEDULE I


Name                                                  Shares
----                                                  ------

Chaparral International Re*                            568,131*

John Crawford                                     38,827 Common Stock

Betsy Henley-Cohn                                 29,226 Common Stock

Sharon Oster                                       8,327 Common Stock

Raymond Fair                                      25,900 Common Stock



* Geneve Corporation, the parent of Chaparral International Re, claims beneficial ownership of these shares, 489,131 of which are Series E Convertible Preferred Stock, $.01 par value per share, and 79,000 of which are Common Stock.